NEWS RELEASE

NCR Voyix Corporation Reports Third Quarter 2023 Results

ATLANTA, November 9, 2023 - NCR Voyix Corporation (previously known as NCR Corporation) (NYSE: VYX) reported preliminary financial results today for the three months ended September 30, 2023. Third quarter preliminary results reflect the legacy NCR business, inclusive of NCR Atleos, which was separated as an independent, publicly traded company on October 16, 2023.

•Revenue of $2 billion, increase of 2% on a constant currency basis
•Net income (loss) from continuing operations attributable to NCR of $(124) million
•Adjusted EBITDA of $404 million, increase of 5% on a constant currency basis
•GAAP diluted EPS from continuing operations $(0.91); Non-GAAP diluted EPS of $0.95

“This is an exciting time as we launch NCR Voyix and NCR Atleos from their strong foundational heritage. I am proud of how the NCR Voyix team successfully executed this transaction, while also driving strong financial performance and continuing to provide the highest standard of customer service. I would like to thank our employees for their dedication and engagement,” said David Wilkinson, NCR Voyix Chief Executive Officer. “NCR Voyix has a clear strategy, and we are confident that we have the right team to execute and continue to win across our markets.”

Tim Oliver, NCR Atleos Chief Executive Officer said, “Across the first three quarters of 2023, the NCR Atleos team simultaneously executed against our financial commitments, advanced our strategy, and completed a transformational separation. Our momentum is consistent with the expectations we described to investors as we prepared for the separation. I appreciate the exceptional commitment and effort that our employees demonstrated.” Oliver added, “We are energized by our launch as a pure-play public company and will focus all of our resources on meeting our ATM customers’ needs and extending our leadership position in digital-to-physical transactions.”

Due to the finalization of certain accounting items relating to the spin-off of NCR Atleos that was completed on October 16, 2023, NCR Voyix will file an extension for the filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which will align the timeline for filing its Form 10-Q to the anticipated timing for NCR Atleos’ Form 10-Q for the same period.

In this release, we use certain non-GAAP measures, including presenting certain measures on a constant currency basis. These non-GAAP measures include “Adjusted EBITDA,” “non-GAAP diluted EPS” and others with the words “non-GAAP” or “constant currency” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

2023 Third Quarter Earnings Conference Call

NCR Voyix management will host a conference call today at 4:30 p.m. Eastern Time to discuss the preliminary NCR Voyix segment results and key performance indicators for the third quarter 2023. Access to the conference call and accompanying slides, as well as a replay of the call, are available on the Company’s web site at http://investor.ncrvoyix.com. Participants may access the live call by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 9757431.

More information on the Company’s preliminary third quarter earnings, including additional financial information and analysis, is available on the NCR Voyix Investor Relations website at http://investor.ncrvoyix.com/.
About NCR Voyix
NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail, restaurant and digital banking industries. NCR Voyix transforms retail stores, restaurant systems and digital banking experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with over 16,000 employees in 35 countries across the globe.

Website: www.ncrvoyix.com
Twitter: @NCR_Voyix
Facebook: www.facebook.com/ncrvoyix
Instagram: www.instagram.com/ncrvoyix
LinkedIn: https://www.linkedin.com/company/ncrvoyix
YouTube: www.youtube.com/user/ncrvoyix

News Media Contact
Lee Underwood
lee.underwood@ncrvoyix.com

Investor Contacts
Alan Katz
alan.katz@ncrvoyix.com

Michael Nelson
michael.nelson@ncrvoyix.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Voyix’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding the impact of the separation of Voyix from NCR Atleos, including, but not limited to, statements regarding the future commercial performance of Voyix or Atleos (or their respective businesses) following such transaction and value creation and ability to innovate and drive growth generally as a result of such transaction, and statements regarding the expected timing to file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Voyix’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:

•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges (such as the Israel-Hamas conflict); environmental exposures from historical and ongoing manufacturing activities; and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues, including the April 2023 ransomware incident;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;
•Governance: impact of the terms of our Series A Convertible Preferred (“Series A”) Stock relating to voting power, share dilution and market price of our common stock; rights, preferences and privileges of Series A stockholders compared to the rights of our common stockholders; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders;
•Separation: that the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; the potential inability to access or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the incurrence of significant costs in connection with the separation; the potential adverse reactions to the separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent, and/or other provisions that may be triggered by the separation; unforeseen tax liabilities or changes in tax law; non-compete restrictions in the separation agreement entered into in connection with the separation; and requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that stockholders will achieve any particular level of stockholder returns. Nor can there be any guarantee that following the separation, Voyix and Atleos will be able to realize any of the strategic benefits, synergies, or opportunities from the separation or that the separation will maximize value for stockholders, or that Voyix or any of its divisions will be commercially successful in the future, or achieve any particular credit rating or financial results.

Additional information concerning these and other factors can be found in Voyix’s filings with the U.S. Securities and Exchange Commission, including Voyix’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on

Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. Voyix does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SPIN-OFF INFORMATION. On October 16, 2023, we completed the Atleos spin-off, which included our ATM-focused business, including its self-service banking, payments & network and telecommunications and technology businesses. The historical financial results of Atleos are included in our condensed consolidated financial statements for the quarter ended September 30, 2023. Subsequent to the spin-off, and in future filings, the historical results of Atleos will be reflected as discontinued operations in our consolidated financial statements. Accordingly, this presentation does not recast our historic financial results to reflect Atleos as discontinued operations.

PRELIMINARY UNAUDITED RESULTS AND 10-Q EXTENSION. As noted above, due to the finalization of certain accounting items relating to the spin-off of NCR Atleos that was completed on October 16, 2023, NCR Voyix will file an extension for the filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which will align the timeline for filing its Form 10-Q to the anticipated timing for NCR Atleos’ Form 10-Q for the same period. The separation accounting work being finalized relates to items included in the consolidated balance sheet and consolidated statement of cash flows. Accordingly, the Company is announcing preliminary results for the third quarter, which are based on currently available information and are subject to revision as the Company completes its internal review. The Company’s independent registered public accounting firm has not finalized its review of these preliminary financial results. This release is not a comprehensive statement of the Company’s financial results for the third quarter ended September 30, 2023, and excludes the consolidated balance sheet and consolidated statement of cash flows. Actual results may differ from these preliminary financial results and other financial information due to the completion of the Company’s quarterly internal procedures, final adjustments and other developments that may arise between now and the time the results are finalized. Further disclosure will be included on Form 12b-25 to be filed with the Securities and Exchange Commission. NCR Voyix expects to file its Form 10-Q for the quarterly period ended September 30, 2023 by November 14, 2023.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS). The Company determines Non-GAAP EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company's management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because they provide a more complete understanding of the Company's underlying operational performance, as well as consistency and comparability with the Company's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, and other special items, including amortization of acquisition related intangibles, separation-related costs, cyber ransomware incident recovery costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Special Item Related to Russia. The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia in the first quarter of 2022. As of September 30, 2023, we have ceased operations in Russia and are in process of dissolving our only subsidiary in Russia. As a result, for the three and nine months ended September 30, 2022, our non-GAAP presentation of the measures described above exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. No charges have been recognized for the three and nine months ended September 30, 2023. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts.

Constant Currency. The Company presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. The Company’s management believes that presentation of financial measures without this result may contribute to an understanding of the Company's period-over-period operating performance and provides additional insight into historical and/or future performance, which may be helpful for investors.

The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q3 2023	Q3 2022
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$(124)	$69
Transformation and restructuring costs	8	17
Acquisition-related amortization of intangibles	43	44
Acquisition-related costs	—	1
Pension mark-to-market adjustments	19	—
Separation costs	76	—
Cyber ransomware incident recovery costs	12	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	109	107
Gain on terminated interest rate derivative agreements	(85)	—
Interest expense	85	74
Interest income	(5)	(3)
Income tax expense (benefit)	236	43
Stock-based compensation expense	30	28
Adjusted EBITDA (Non-GAAP)	$404	$380

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q3 2023	Q3 2022
Diluted Earnings Per Share from Continuing Operations (GAAP) (1)	$(0.91)	$0.46
Transformation and restructuring costs	0.05	0.11
Stock-based compensation expense	0.18	0.16
Acquisition-related amortization of intangibles	0.26	0.23
Acquisition-related costs	—	0.01
Separation costs	1.65	—
Gain on terminated interest rate derivative agreements	(0.56)	—
Cyber ransomware incident recovery costs	0.07	—
Pension mark-to-market adjustments	0.10	—
Diluted Earnings Per Share from Continuing Operations (Non-GAAP) (1)	$0.95	$0.96

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of As Reported Growth % (GAAP) to Growth Constant Currency % (Non-GAAP)

	Three months ended September 30, 2023			Nine months ended September 30, 2023
$ in millions	As Reported Growth %	Favorable (Unfavorable) FX Impact	Growth % Constant Currency (non-GAAP)	As Reported Growth %	Favorable (Unfavorable) FX Impact	Growth % Constant Currency (non-GAAP)
Revenue by segment
Retail	(1)%	1%	(2)%	1%	(1)%	2%
Hospitality	—%	—%	—%	1%	—%	1%
Digital Banking	7%	—%	7%	5%	—%	5%
Payments & Network	6%	1%	5%	5%	—%	5%
Self-Service Banking	4%	—%	4%	1%	(1)%	2%
Other	(9)%	—%	(9)%	(14)%	(1)%	(13)%
Eliminations	—%	—%	—%	9%	—%	9%
Total revenue	2%	—%	2%	1%	(1)%	2%

Recurring Revenue	7%	—%	7%	5%	(1)%	6%

Adjusted EBITDA	6%	1%	5%	11%	(2)%	13%

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2023	2022	2023	2022
Revenue
Product	$560	$590	$1,657	$1,720
Service	1,457	1,382	4,237	4,115
Total Revenue	2,017	1,972	5,894	5,835
Cost of products	465	524	1,399	1,560
Cost of services	925	957	2,864	2,902
Total gross margin	627	491	1,631	1,373
% of Revenue	31.1%	24.9%	27.7%	23.5%
Selling, general and administrative expenses	331	264	956	886
Research and development expenses	54	40	175	164
Income (loss) from operations	242	187	500	323
% of Revenue	12.0%	9.5%	8.5%	5.5%
Interest expense	(85)	(74)	(259)	(204)
Other income (expense), net	(44)	(1)	(55)	9
Total interest and other expense, net	(129)	(75)	(314)	(195)
Income (loss) from continuing operations before income taxes	113	112	186	128
% of Revenue	5.6%	5.7%	3.2%	2.2%
Income tax expense (benefit)	236	43	280	56
Income (loss) from continuing operations	(123)	69	(94)	72
Income (loss) from discontinued operations, net of tax	—	—	(1)	5
Net income (loss)	(123)	69	(95)	77
Net income (loss) attributable to noncontrolling interests	1	—	1	1
Net income (loss) attributable to NCR	$(124)	$69	$(96)	$76
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$(124)	$69	$(95)	$71
Dividends on convertible preferred stock	(4)	(4)	(12)	(12)
Income (loss) from continuing operations attributable to NCR common stockholders	(128)	65	(107)	59
Income (loss) from discontinued operations, net of tax	—	—	(1)	5
Net income (loss) attributable to NCR common stockholders	$(128)	$65	$(108)	$64
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.91)	$0.47	$(0.76)	$0.43
Diluted (1)	$(0.91)	$0.46	$(0.76)	$0.42
Net income (loss) per common share
Basic	$(0.91)	$0.47	$(0.77)	$0.47
Diluted (1)	$(0.91)	$0.46	$(0.77)	$0.45
Weighted average common shares outstanding
Basic	140.9	137.0	140.3	136.4
Diluted (1)	140.9	140.3	140.3	140.9

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months				Nine Months
	2023	2022	% Change	% Change Constant Currency	2023	2022	% Change	% Change Constant Currency
Revenue by segment
Retail	$568	$575	(1)%	(2)%	$1,696	$1,683	1%	2%
Hospitality	238	238	—%	—%	696	687	1%	1%
Digital Banking	147	137	7%	7%	423	404	5%	5%
Payments & Network	357	336	6%	5%	1,013	967	5%	5%
Self-Service Banking	666	640	4%	4%	1,940	1,930	1%	2%
Other (1)	53	58	(9)%	(9)%	161	187	(14)%	(13)%
Eliminations	(12)	(12)	—%	—%	(35)	(32)	9%	9%
Other adjustment (2)	—	—	n/m	n/m	—	9	n/m	n/m
Total revenue	$2,017	$1,972	2%	2%	$5,894	$5,835	1%	2%

Adjusted EBITDA by segment
Retail	$132	$128	3%		$352	$299	18%
Retail Adjusted EBITDA margin %	23.2%	22.3%			20.8%	17.8%
Hospitality	59	51	16%		172	138	25%
Hospitality Adjusted EBITDA margin %	24.8%	21.4%			24.7%	20.1%
Digital Banking	58	60	(3)%		160	172	(7)%
Digital Banking Adjusted EBITDA margin %	39.5%	43.8%			37.8%	42.6%
Payments & Network	120	114	5%		302	309	(2)%
Payments & Network Adjusted EBITDA margin %	33.6%	33.9%			29.8%	32.0%
Self-Service Banking	169	150	13%		476	404	18%
Self-Service Banking Adjusted EBITDA margin %	25.4%	23.4%			24.5%	20.9%
Eliminations	(9)	(11)	(18)%		(26)	(25)	4%
Corporate and Other (3)	(125)	(112)	12%		(341)	(307)	11%
Total Adjusted EBITDA	$404	$380	6%	5%	$1,095	$990	11%	13%
Total Adjusted EBITDA margin %	20.0%	19.3%			18.6%	17.0%

(1) Other revenue represents certain other immaterial business operations that do not represent a reportable segment.
(2) Other adjustment reflects the revenue attributable to the Company's operations in Russia for the three and nine months ended September 30, 2022 that were excluded from management's measure of revenue due to our previous announcement to suspend sales to Russia and orderly wind down of our operations in Russia beginning in the first quarter of 2022. Refer to the section entitled "Non-GAAP Financial Measures" for additional information.
(3) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment along with any immaterial operating segment(s).